_______________________
                            MORRISON & HECKER L.L.P.
                               ATTORNREYS AT LAW

                               2600 Grand Avenue
                        Kansas City, Missouri 64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208


                                October 27, 1999




Chase Securities Inc.                     MBIA Insurance Corporation
270 Park Avenue, 7th Floor                113 King Street
New York, NY 10017                        Armonk, New York  10504
                                          Attn:  Insurance Portfolio Management-
                                          Structured Finance (IPM-SF)
Salomon Smith Barney Inc.
390 Greenwich Street, 6th Floor
New York, NY 10013


      Re:  Block Mortgage Finance Asset Backed Certificates, Series 1999-2

Ladies and Gentlemen:

      We have acted as counsel to Block Mortgage Finance, Inc., a Delaware corporation (the "Depositor"), in connection with the Underwriting Agreement dated October 22, 1999 (the "Underwriting Agreement"), among the Depositor, Companion Mortgage Corporation ("Companion"), Block Financial Corporation ("Block Financial") and Chase Securities Inc. as Representative of the several underwriters listed therein (collectively, the "Underwriters") relating to the offer and sale by the Depositor of the Block Mortgage Finance Asset Backed Certificates, Series 1999-2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates (collectively, the "Class A Certificates", and together with the Class R Certificates, the "Certificates"), and the transactions contemplated thereby. The Certificates are being issued pursuant to a Pooling and Servicing Agreement dated as of October 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, as Depositor, Block Financial, as Master Servicer, Companion, as Seller, and Bank One, National Association, as Trustee (the "Trustee"). This opinion letter is being furnished to you at the request of the Depositor pursuant to Section 6(b) of the Underwriting Agreement.

      We have also acted as counsel to the Depositor in connection with the preparation by the Depositor of a registration statement on Form S-3 (No. 333-65215) filed with the Securities and Exchange Commission (the "Commission") on September 30, 1998, and a prospectus and final prospectus supplement relating to the Class A Certificates. Such registration statement, prospectus and final prospectus supplement (in each case, exclusive of any exhibits or annexes thereto) are herein called the "Registration Statement," the "Base Prospectus" and the "Prospectus Supplement," respectively; and the Base Prospectus and the Prospectus Supplement are herein collectively called the "Prospectus."


 Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

Chase Securities Inc.
Salomon Smith Barney Inc.
MBIA Insurance Corporation
October 27, 1999
Page 2


      The opinions expressed herein are given only with respect to the present status of the General Corporation Law of the State of Delaware, the laws of the State of Missouri, the laws of the State of New York and the federal law of the United States. We express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the statutes, ordinances, rules and regulations of counties, towns, municipalities and special political subdivisions of the State of Missouri, the State of New York or the State of Delaware.

      In reaching the conclusions expressed in this opinion letter, in our capacity as counsel to the Depositor, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of those corporate and other records and documents we considered appropriate, including the following:

      (a)  the Pooling and Servicing Agreement;

      (b)  the Underwriting Agreement;

      (c)  the Insurance  Agreement  dated as of October 1, 1999 (the "Insurance
           Agreement")  among  MBIA  Insurance  Corporation,   Block  Financial,
           Companion, the Depositor, H&R Block, Inc. and the Trustee;

      (d)  the Registration Statement and the Prospectus;

      (e)  the Certificate of Incorporation and Bylaws of the Depositor;

      (f) corporate resolutions of the Depositor authorizing the transactions provided for by, or in connection with, the Pooling and Servicing Agreement, the Underwriting Agreement and the Insurance Agreement; and

      (g) such other certificates, documents, records and papers as we have deemed necessary and relevant as a basis for this opinion letter.

      The Pooling and Servicing Agreement, the Underwriting Agreement and the Insurance Agreement are sometimes referred to herein collectively as the "Agreements." Capitalized terms not otherwise defined herein that are defined in the Pooling and Servicing Agreement shall have the same meanings herein as therein.

      As to all factual matters relevant to this opinion letter that have not been independently established, we have relied upon, among other things, the representations and warranties contained in or incorporated into the Agreements and certificates and statements of officers and other representatives of the Depositor, all of which we have assumed, without independent investigation, to be true and correct as of the date hereof. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

Chase Securities Inc.
Salomon Smith Barney Inc.
MBIA Insurance Corporation
October 27, 1999
Page 3


      In issuing this opinion letter, with your permission, we have assumed, without independent investigation on our part, that (a) each document submitted to us as an original is authentic; (b) each document submitted to us as a certified, conformed or photostatic copy conforms to the authentic original of such document; (c) all signatures (excluding signatures on behalf of the Depositor, H&R Block, Inc., Block Financial or Companion) appearing on the documents furnished to us are genuine; (d) the execution, delivery and performance of each Agreement has been duly authorized by all requisite action on the part of, and each Agreement has been duly executed and delivered by, each party thereto (excluding the Depositor, Block Financial, H&R Block, Inc. and Companion) in the form executed by the Depositor and is, under all applicable laws, the valid and binding obligation of each of such parties (excluding the Depositor, Block Financial, H&R Block, Inc. and Companion) enforceable against each of such parties in accordance with its respective terms; (e) all natural persons who have signed, or will sign, any document furnished to us had, or will have, as the case may be, the legal capacity to do so at the time of such signature; and (f) there are no understandings, waivers or amendments (other than documents which we have reviewed) which would vary the terms of any of the Agreements. For purposes of this opinion letter, we have made no examination of the existence, validity or condition of any title to or any interest in, or the possession of, any property affected by any of the Agreements (e.g., the Mortgage Loans), and, accordingly, we express no opinion as to the existence, validity or condition of any title to or any interest in, or the possession of, any such property, and to the extent required for any opinions expressed herein, we have assumed that as of the execution and delivery of the Agreements, Companion has good and marketable title to, and is delivering to the Trustee on its own behalf and on behalf of the Depositor possession of, such property.

      On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion as of this date that:

      1. The Depositor is a duly incorporated, validly existing corporation and in good standing under the laws of the State of Delaware.

      2. The Depositor has all requisite power and authority under the General Corporation Law of the State of Delaware to execute, deliver and perform its obligations under each of the Agreements.

      3. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all requisite corporate action on the part of the Depositor, and the Underwriting Agreement has been duly executed and delivered by the Depositor. The execution, delivery and performance of the Pooling and Servicing Agreement and the Insurance Agreement have been duly authorized by all requisite corporate action on the part of the Depositor, and each of the Pooling and Servicing Agreement and the Insurance Agreement has been duly executed and delivered by the Depositor and is the legally valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms.

Chase Securities Inc.
Salomon Smith Barney Inc.
MBIA Insurance Corporation
October 27, 1999
Page 4


      4. The Depositor's execution, delivery and performance of its obligations under the Agreements will not (A) conflict with the Certificate of Incorporation or By-laws of the Depositor or (B) violate applicable provisions of federal, Missouri or New York statutory law or regulation or the General Corporation Law of the State of Delaware, the violation of which would have a material adverse effect on the ability of the Depositor to perform its obligations under any of the Agreements.

      5. To our knowledge, and based in part upon the Depositor's written representations to us, the Depositor's execution and delivery of, and its performance of its obligations under, the Agreements will not conflict with, result in a breach or violation of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of the Depositor pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to us to which the Depositor is a party or by which it or its property is bound or (B) any order, judgment or decree of any State of Delaware, State of Missouri, State of New York or United States court, administrative agency or governmental instrumentality applicable to the Depositor which is known to us, the conflict with which, or the breach, violation, default, acceleration or creation or imposition of which, would have a material adverse effect on the ability of the Depositor to perform its obligations under any of the Agreements.

      6. The direction by the Depositor to the Trustee to authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and the Certificates, when duly authorized, authenticated, issued and delivered by the Trustee and paid for by the Underwriters in accordance with the Pooling and Servicing Agreement and the Underwriting Agreement, will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

      7. To our  knowledge,  and  based  in part  upon the  Depositor's  written representations to us, the Depositor is not required to obtain the consent, approval, authorization or order of, or to register or file with, or to give notice to, any court or governmental agency or body of the State of Delaware (under the General Corporation Law thereof), the State of Missouri, the State of New York or the United States of America in order to execute, deliver, perform and comply with the terms of, or for the consummation of the transactions of the Depositor contemplated by, the Agreements except any consent, approval, authorization, order, registration, filing or notice (A) as may be required under state securities, real estate syndication or Blue Sky laws in connection with the offering and sale of the Class A Certificates (as to which we express no opinion whatsoever) or (B) which is a future obligation of the Depositor pursuant to the terms of any such Agreement, such as, by way of illustration, but not in limitation of the generality of the foregoing, filing or recording an Uniform Commercial Code assignment of a financing statement or an assignment of Mortgage with respect to a Mortgage Loan; or if any such consent, approval, authorization, order, registration, filing or notice (not described in the exception to the immediately preceding clause) is required, the Depositor has obtained, made or given the same.

Chase Securities Inc.
Salomon Smith Barney Inc.
MBIA Insurance Corporation
October 27, 1999
Page 5


      8. The Registration Statement is effective under the Securities Act of 1933, as amended (the "1933 Act"), and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

      9. The conditions to the use by the Depositor of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement. To our knowledge, and based in part upon the Depositor's representations to us, there are no contracts or documents of the Depositor, Block Financial or Companion which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the rules and regulations of the Commission thereunder which have not been so filed. The statements set forth in the Base Prospectus under the captions "RISK FACTORS-Legal Considerations," "ERISA CONSIDERATIONS" and "CERTAIN LEGAL ASPECTS OF THE PRIMARY ASSETS," and in the
Prospectus Supplement under "RISK FACTORS-Uncertainties whether particular consumer protection laws apply to the mortgage loans" and "ERISA Considerations" in each case insofar as such statements purport to summarize matters of state or federal law or legal conclusions with respect thereto, have been prepared or reviewed by us and provide a fair summary of such law or conclusions.

      10.  To  our   knowledge,   and   based  in  part  upon  the   Depositor's
representations to us, there are no actions, suits or proceedings against the Depositor (or to which the property of the Depositor is subject) pending or overtly threatened in writing before any court, governmental agency or arbitrator which (A) question, directly or indirectly, the validity or enforceability of any of the Agreements or (B) could be reasonably expected to materially and adversely affect the Depositor's financial condition, business or properties taken as a whole or the validity or enforceability of any of the Agreements or the Certificates or (C) could reasonably be expected to materially and adversely affect the ability of the Depositor to perform its obligations under any of the Agreements.

      11. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Depositor nor the Trust is required to be registered under the Investment Company Act of 1940, as amended.

      The opinions and other statements set forth herein are subject to the following:

      A. The enforceability of each of the Pooling and Servicing Agreement and the Insurance Agreement and the opinion regarding no violation of law in opinion paragraph 4(B) are subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, assignment for the benefit of creditors
           and  other  similar  laws   affecting  the  rights  and  remedies  of
           creditors. This qualification includes, without limitation, the avoidance, fraudulent transfer and preference provisions of the federal Bankruptcy Code of 1978 (11 U.S.C.ss.ss. 101 et seq.), as amended, the fraudulent transfer and conveyance laws of the State of New

Chase Securities Inc.
Salomon Smith Barney Inc.
MBIA Insurance Corporation
October 27, 1999
Page 6


           York and the fraudulent transfer and conveyance laws of the State of Missouri, and we render no opinion herein that any transaction provided for in the Pooling and Servicing Agreement and the Insurance Agreement would not be subject to avoidance or otherwise adversely affected under such provisions or laws.

      B. The enforceability of each of the Pooling and Servicing Agreement and the Insurance Agreement is subject to the effect of principles of equity (including those respecting the availability of specific performance), whether considered in a proceeding at law or in equity, and the limitations imposed by applicable procedural requirements of applicable state or federal law.

      C. The enforceability of each of the Pooling and Servicing Agreement and the Insurance Agreement is subject to the effect of applicable rules of law that limit or deny the enforceability of provisions (i) purporting to waive defenses or rights or the obligations of good faith, fair dealing, diligence and reasonableness; (ii) purporting to invalidate or limit the effect of any oral amendment thereof or any applicable trade practice or any course of dealing between the parties thereto; or (iii) purporting to release, exculpate or exempt a party from, or to require indemnification or contribution in favor of a party against, liability for its own action or inaction to the extent such action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or when the enforcement thereof would violate public policy under any applicable law.

      D. We express no opinion as to the enforceability of (i) any contractual provision which either directly or indirectly limits or tends to limit the time in which any suit or action may be instituted by a party; (ii) any contractual provision which requires a party to execute and deliver additional agreements or instruments other than agreements or instruments which are limited in effect to effectuating the express terms of the Pooling and
           Servicing Agreement or the Insurance Agreement, as applicable, and do not expand or modify such terms; (iii) any contractual provision whereby a party or parties submit to the jurisdiction of a particular court or forum for the adjudication of disputes or waive any claim, defense or right of appeal based upon lack of jurisdiction, inconvenient forum, venue or the like; (iv) any waiver by a party of personal service of process or any consent of a party to service of process upon it by service of process upon another party or person; (v) any waiver of a party of its right to a jury trial; and (vi) any contractual provision which prohibits a party from assigning or encumbering its rights under the Pooling and Servicing Agreement or the Insurance Agreement separate and apart from its duties and obligations thereunder other than in connection with such party's assignment of such agreement as a whole.

      E. We express no opinion as to the validity or enforceability of the Mortgage Loans or the validity, perfection or priority of any related lien or security interest.

Chase Securities Inc.
Salomon Smith Barney Inc.
MBIA Insurance Corporation
October 27, 1999
Page 7


      F. We express no opinion whether any provision of the Pooling and Servicing Agreement or the Insurance Agreement, as applicable, stating that such agreement, the Certificates or the obligations and rights of the parties thereunder shall be governed by, or construed or determined in accordance with, the laws of the State of New York will be given legal effect under any applicable law.

      G. The enforceability of each of the Pooling and Servicing Agreement and the Insurance Agreement is subject to the effect of generally applicable rules of law that may, where a portion of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the transaction or contract.

      H    In  connection  with  matters  confirmed by us in  paragraphs 5, 7, 9 and 10 above (the "confirmed matters"), the words "to our knowledge" and words of similar import mean that in the course of performing legal services on behalf of the Depositor, we are without conscious awareness of facts or other information that the confirmed matters are untrue, and in preparing this opinion letter, we have not undertaken any independent verification of the confirmed matters beyond our recollection of legal services previously performed by us for the Depositor and have made no investigation or inquiry with the Depositor or other persons regarding the confirmed matters except as stated above. As used in this opinion letter, the terms "we" and "our" refer to only those lawyers of Morrison & Hecker L.L.P. who provided substantive legal services to the Depositor in connection with the transactions described herein.

      I. Our opinions are given as of the date hereof, and we assume no obligation to update or supplement our opinions in response to subsequent changes in the law or future events or circumstances affecting the transactions contemplated by the Agreements.

      In connection with our participation in the preparation of the Registration Statement and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein, and, without limiting the generality of the foregoing, we have not,

Chase Securities Inc.
Salomon Smith Barney Inc.
MBIA Insurance Corporation
October 27, 1999
Page 8


with your consent, reviewed any loan files relating to the Mortgage Loans. The limitations inherent in our participation in the preparation of the Registration Statement and the Prospectus and the knowledge available to us are such that we are unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. On the basis of our participation in the preparation of the Registration Statement and the Prospectus as described above and our participation in conferences and telephone conversations with representatives of the Depositor, Companion, Block Financial, the Underwriters and others at which the contents of the Registration Statement and the
Prospectus were discussed, and relying as to facts necessary to the determination of materiality to the extent we may do so in the exercise of our professional responsibility upon the certificates and statements of officers and other representatives of the Depositor, Companion, Block Financial and others, no facts have come to our attention that lead us to believe that as of the date hereof, the Registration Statement or the Prospectus (excluding any financial or statistical data contained therein, the sections of the Base Prospectus and the Prospectus Supplement captioned "FEDERAL INCOME TAX CONSEQUENCES," the section of the Base Prospectus captioned "PLAN OF DISTRIBUTION" and the sections of the Prospectus Supplement captioned "SUBSERVICERS," "CREDIT ENHANCEMENT" Certificate Insurance Policy," "CREDIT ENHANCEMENT"?The Certificate Insurer," "UNDERWRITING" and "REPORT OF EXPERTS," as to which we do not comment) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, the statements in the Prospectus and the Prospectus Supplement under the captions "DESCRIPTION OF THE CERTIFICATES" and the "POOLING AND SERVICING AGREEMENT", insofar as such statements purport to summarize certain terms of the Offered Certificates and the Pooling and Servicing Agreement, constitute a fair summary of the provisions purported to be summarized.

      This opinion letter is issued to you for your sole benefit in connection with the transactions described herein and may not be relied upon for any other purpose or by any other person, nor may this opinion letter (or any copy hereof) be circulated or distributed to, or quoted or referred to by, any other person, without in each instance our prior written consent, but this opinion letter may be included in closing binders with respect to the transactions described herein, and MBIA Insurance Corporation may provide copies to its reinsurers or to its accountants or attorneys for matters related to the Insurance Agreement.

                               Respectfully submitted,



                               /s/ Morrison & Hecker L.L.P.